File No. ____________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             1ST Source Corporation
             (Exact name of registrant as specified in its charter)

             Indiana                                         35-1068133
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

              100 North Michigan Street, South Bend, Indiana 46601
               (address of principal executive office) (zip code)

              1st Source Corporation 1982 Executive Incentive Plan
                            (Full title of the plan)

                                Larry E. Lentych
                             1st Source Corporation
                            100 North Michigan Street
                            South Bend, Indiana 46601
            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (574) 235-2702
                          _____________________________

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed Maximum        Proposed Maximum
Title of Securities to    Amount to be           Offering Price Per      Aggregate Offering     Amount of
be Registered             Registered (2)         Share (1) (3)           Price (1) (3)          Registration Fee
Common Stock, without
par value                 51,799                 $16.00                  $828,794.00            $76.25


     (1) Calculated pursuant to Rule 457(c) and (h), on December 4, 2002, the average of the high and low price of the registrant's Common Stock on the Nasdaq National Market System was $16.00.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from the payment of dividends or stock splits or certain other capital adjustments.

     (3) Estimated solely for the purpose of calculating the registration fee.

                                EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register 51,799 shares of 1st Source Corporation's common stock previously issued pursuant to the 1st Source Corporation 1982 Executive Incentive Plan to certain officers, directors and employees of 1st Source Corporation. Under cover of this Form S-8 is the reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. The reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future.

                                     Part I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     1st Source will send or give the documents containing the information specified in Part I of Form S-8 to officers, directors and employees as specified by Securities and Exchange Commission Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). 1st Source does not need to file these documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

                               REOFFER PROSPECTUS


                          92,505 SHARES OF COMMON STOCK


                             1st Source Corporation
                             100 N. Michigan Street
                            South Bend, Indiana 46601
                                 (574) 235-2000


We have issued  certain  shares of our common stock offered hereby to Wellington
D. Jones III, Richard Q. Stifel, Allen R. Qualey, Larry E. Lentych, Glenn A. Borden and Jeffrey F. Lindstadt (the "Selling Shareholders") pursuant to the 1st Source Corporation 1982 Restricted Stock Award Plan or the 1st Source Corporation 1982 Executive Incentive Plan. Selling Shareholders may offer some or all of the shares issued to them under the plans for sale from time to time at prices and terms negotiated in individual transactions or in brokers transactions negotiated immediately prior to sale. We will not receive any proceeds from such sales. Selling Shareholders and any broker-dealers who participate in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

This reoffer prospectus relates to 92,505 shares of the common stock of 1st Source Corporation which may be offered and resold from time to time by the Selling Shareholders identified in the prospectus for their own accounts. The shares are "restricted securities" under the Securities Act prior to the effectiveness of the registration statement filed in conjunction with this reoffer prospectus. The reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the Selling Shareholders to the public. It is anticipated that the Selling Shareholders will offer shares for sale on the Nasdaq National Market at the prevailing prices on the date of sale. The Selling Shareholders will bear all sales commissions and similar expenses. We have paid the costs of filing this registration statement with the Securities and Exchange Commission (the "Commission") and will pay the costs of registering or qualifying the shares under the securities laws of any jurisdiction where such registration or qualification is necessary. We estimate the expenses of this offering, which we will incur, including registration fees, legal fees, transfer agent fees and printing costs, but excluding underwriting discounts and commissions which shall be paid by Selling Shareholders, will not exceed $5,000.

Our common stock is traded on the Nasdaq National Market under the symbol SRCE. On December 4, 2002, the last reported price of our common stock on such market was $16.00 per share.

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is December 6, 2002.

                                TABLE OF CONTENTS
SUMMARY.......................................................................1

RISK FACTORS..................................................................1

NOTE REGARDING FORWARD LOOKING STATEMENTS.....................................3

USE OF PROCEEDS...............................................................3

SELLING SHAREHOLDERS..........................................................3

PLAN OF DISTRIBUTION..........................................................4

DESCRIPTION OF SECURITIES TO BE REGISTERED....................................5

INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................5

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................5

AVAILABLE INFORMATION.........................................................6


You should rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

                                     SUMMARY

We have prepared this reoffer prospectus as part of a registration statement on Form S-8 under the Securities Act relating to the resale of 92,505 shares of common stock issued to the Selling Shareholders pursuant to the 1st Source Corporation 1982 Restricted Stock Award Plan or the 1st Source Corporation 1982 Executive Incentive Plan, any or all of which shares may be offered for sale by the Selling Shareholders from time to time. This prospectus has been prepared in accordance with the requirements of Form S-3 under the Securities Act pursuant to General Instruction C of Form S-8 solely with regard to the resale of the shares by the Selling Shareholders. Unless the context indicates otherwise any of the terms "we," "us," and "our" include and refer to 1st Source Corporation.

                                  RISK FACTORS

An investment in common stock is highly speculative and involves a high degree of risk. Therefore, you should carefully consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.

Our success depends on our ability to compete effectively in the competitive financial services industry.

The financial services industry is competitive and we and our operating subsidiaries encounter strong competition for deposits, loans and other financial services in all of our lines of business. Our principal competitors include other commercial banks, savings banks, savings and loan associations, mutual funds, money market funds, finance companies, trust companies, insurers, leasing companies, credit unions, mortgage companies, private issuers of debt obligations, venture capital firms, and suppliers of other investment alternatives, such as securities firms and insurance companies. Some of our non-bank competitors are not subject to the same degree of regulation as we and our subsidiaries are. Thus, they have advantages over us in providing certain services. Many of our competitors are significantly larger than we are and have greater access to capital and other resources. In recent years there has been substantial consolidation and convergence among companies in the financial services industry. Such consolidation may increase competition. Further, our ability to compete effectively is dependent on our ability to adapt successfully to technological and other changes within the banking and financial services industry generally.

Our business may be adversely affected by the highly regulated environment in which we operate.

We and our subsidiaries operate in a heavily regulated and rapidly changing legislative and regulatory environment. Our failure to comply with the many requirements of state and federal law could lead to termination or suspension of our licenses, rights of rescission for borrowers, class actions lawsuits and administrative enforcement actions. Recently enacted and future legislation and regulations may have significant impact on the financial services industry and public companies generally. Regulatory or legislative changes could increase our costs of doing business, restrict our access to new products or markets, cause us to change some of our products or the way we operate our different lines of business, adversely affect our operations or the manner in which we conduct our business and, on the whole, adversely affect the profitability of our business.

We may be adversely affected by a general deterioration in economic conditions.

The risks associated with our business are greater in periods of a slowing economy or recession. Economic declines may be accompanied by a decrease in demand for consumer and commercial credit and declining real estate and other asset values. Declining real estate and other asset values may reduce the ability of borrowers to use such equity to support borrowings. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Additionally, our servicing costs and credit losses may also increase in periods of economic slowdown or recession.

We are subject to credit risk inherent in our loan portfolios.

In the financial services industry, there is always a risk that certain borrowers may not repay borrowings as well as a broader systemic risk of losses due to changes in the local or national economy. We maintain an allowance for loan and lease losses to absorb the level of losses that we estimate to be probable in our portfolios. However, our allowance for loan and lease losses may not be sufficient to cover the loan and lease losses that we actually incur. If we experience defaults by borrowers in any of our businesses to a greater extent than anticipated, our earnings could be negatively affected. Changes in local economic conditions could adversely affect credit quality in our local business loan portfolio, and changes in national economic conditions could adversely affect the quality of our transportation and equipment portfolio.

Certain of our niche business industries are experiencing slow downs.

We have specialty national niche business in commercial loans secured by transportation and construction equipment, including the financing of aircraft for dealers, individuals, businesses and air cargo operators and in the financing of vehicles for the rental and leasing industries. Our aircraft niche business has been adversely affected by the slow down in the technology markets (a large user of air cargo services), the reaction by the financial markets and the fall-off of durable goods manufacturing, all of which were exacerbated by the events of September 11. These market conditions have caused aircraft and used automobile values to drop precipitously. Our customers who rely on the use of aircraft or automobiles to produce income have been negatively affected, and we have experienced substantial loan losses in the last several quarters in our aircraft and auto rental financing units. Since some of our relationships in these industries are large (up to $15 million), further and continued slow-downs in these industries can adversely affect our business.

We may be adversely affected by interest rate changes.

Although we actively manage our interest rate sensitivity, such management is not an exact science. Rapid increases or decreases in interest rates could adversely affect our net interest margin if changes in our cost of funds do not correspond to changes in income yields. Such fluctuations could also continue to negatively impact our mortgage banking operations, which are very interest rate sensitive, by increasing the runoff rates in the servicing portfolio, reducing loan origination activities or increasing its funding costs. We recorded non-cash valuation adjustments in the second and third quarters of 2002 for impairment of the carrying value of the mortgage servicing portfolio held by Trustcorp Mortgage Company, our mortgage banking subsidiary.

Provisions in our restated articles of incorporation, by-laws and Indiana law may delay or prevent an acquisition of us by a third party.

Our restated articles of incorporation, by-laws and Indiana law contain provisions that may make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions could also discourage proxy contests and may make it more difficult for shareholders to elect their own representatives as directors and take other corporate actions.

Among other provisions, our articles of incorporation authorize our board of directors to issue shares of preferred stock and to determine its terms, preferences and other rights without shareholder approval. The issuance of preferred stock could discourage a third party from acquiring control of the company.

Our by-laws do not permit cumulative voting of shareholders in the election of directors, allowing the holders of a majority of our outstanding shares to control the election of all our directors. Our by-laws also provide that only our board of directors, and not our shareholders, may adopt, alter, amend and repeal our by-laws.

Indiana law provides several limitations that may discourage potential acquirers from purchasing our common shares. In particular, Indiana law prohibits business combinations with a person who acquires 10% or more of our common shares during the five-year period after the acquisition of 10% by that person or entity, unless the acquirer receives prior approval for the acquisition of the shares or business combination from our board of directors.

                    NOTE REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," predict," "potential" or "continue," as well as the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements you should consider various factors, including the risks described above. These factors my cause our actual results to differ materially from any forward-looking statement.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

The Selling Shareholders may sell, from time to time, a total of up to 92,505 shares issued pursuant to the 1st Source Corporation 1982 Restricted Stock Award Plan or the 1st Source Corporation 1982 Executive Incentive Plan. The Selling Shareholders are Wellington D. Jones III, Richard Q. Stifel, Allen R. Qualey, Larry E. Lentych, Glenn A. Borden, and Jeffrey F. Lindstadt.

The following table sets forth certain information regarding the beneficial ownership of common stock by the Selling Shareholders as of November 29, 2002, and the number of shares being offered by this prospectus.

                                                                              Number of Shares
                                                                              Beneficially Owned
                                  Number of Shares                            After Offering,           Percentage of
                                  Beneficially Owner       Number of Shares   Presuming All Shares      Outstanding
Name & Position                   Prior to Offering (1)    Offered            Offered Are Sold          Shares
--------------------------------- ------------------------ ------------------ ------------------------- ----------------
Wellington D. Jones III                   231,653               29,703                201,950                  *
Executive Vice President--1st
Source; President and Chief
Operating Officer--1st Source
Bank

Richard Q. Stifel                         98,906                21,601                 77,305                  *
Executive Vice President,
Business Banking Group--1st
Source Bank

Allen R. Qualey                           84,394                20,415                 63,979                  *
President and Chief Operating
Officer, Specialty Finance
Group--1st Source Bank

Larry E. Lentych                          62,448                18,568                 43,880                  *
Senior Vice President,
Treasurer and Chief Financial
Officer--1st Source & 1st
Source Bank

Glenn A. Borden                           50,390                 1,113                 49,277                  *
Regional President, Fort Wayne
Region--1st Source Bank

Jeffrey F. Lindstadt                      51,366                 1,105                 50,261                  *
Vice President, Specialty
Finance Group--1st Source Bank

     *indicates less than 1%

(1) Based upon information furnished by the respective Selling Shareholders as of November 29, 2002. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest with respect to the shares. Includes shares beneficially owned by members of the immediate families of the Selling Shareholders residing in their homes and also includes all Shares held under the plans.

Certain non-affiliates may use this reoffer prospectus for the reoffer and resale of up to 1,000 shares each issued pursuant to the plans.

                              PLAN OF DISTRIBUTION

Selling Shareholders may sell the shares from time to time in the Nasdaq National Market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Further, the Selling Shareholders may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. Selling Shareholders expect to employ brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders or from purchasers in amounts to be negotiated immediately prior to the sale, which commissions and discounts are not expected to deviate from the usual and customary brokers commissions. In connection with any sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Neither we nor the Selling Shareholder expect to employ, utilize or otherwise engage any finders to assist in the sales of the shares.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this reoffer prospectus available to the Selling Shareholders and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Any securities covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

There is no assurance that the Selling Shareholders will offer for sale or sell any or all of the shares registered pursuant to this prospectus.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

We have the authority to issue 40,000,000 shares of common stock, no par value. As of November 29, 2002, there were 21,202,641 shares of our common stock issued and outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock have no cumulative voting, conversion, preemptive, dividend or other subscription rights, and there are no redemption provisions applicable to the common stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chapter 37 of the Indiana Business Corporation Law, as amended ("IBCL"), authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made parties by reason of their relationships to the corporation. Officers and directors may be indemnified where they have acted in good faith, the action taken was not against the interests of the corporation, and the action was lawful or there was no reason or cause to believe the action was unlawful. Chapter 37 to the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding.

Our Articles of Incorporation provide that the officers and directors shall be indemnified and advanced expenses to the fullest extent permitted by the IBCL.

The Company maintains standard directors' and officers' liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or control person) we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the Commission are incorporated by reference in this reoffer prospectus.

     o 1st Source's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 12, 2002.

     o 1st Source's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 (filed on May 14, 2002), June 30, 2002 (filed on August 13, 2002), and September 30, 2002 (filed on November 12, 2002).

     o All other reports filed pursuant to Section 13 or Section 15(d) of the Exchange Act by 1st Source since December 31, 2001.

     o The information set forth under the caption "Description of Registrant's Securities to be Registered" in 1st Source's Registration Statement on Form S-2, Reg. No. 33-9087, dated December 16, 1986, including any amendments or reports filed for the purpose of updating that description.

     o All reports and other documents subsequently filed by 1st Source pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, as of the date of filing such documents.

We will furnish without charge to each person to whom the reoffer prospectus is delivered, upon oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to:

                           1st Source Corporation
                           100 North Michigan Street
                           South Bend, IN 46601
                           Attention:  Chief Financial Officer
                           Phone:  (574) 235-2702

                              AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the Commission. You can inspect these reports, proxy statements and other information filed by 1st Source at the public reference facilities maintained by the Commission at the locations listed below. You will be required to pay the prescribed rates for copies of these reports, proxy statements and other information.

     o The SEC's main office located at Office of Investors Education and Assistance, 450 Fifth Street, N.W., Washington, D.C. 20549 or e-mail at help@sec.gov.

     o The SEC's Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 or e-mail at chicago@sec.gov.

     o    The SEC's web site on the Internet at www.sec.gov.

Our  common  stock is traded on the  Nasdaq  National  Market  under the  symbol
"SRCE."


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by 1st Source Corporation (the "Company" or "1st Source") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement.

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 12, 2002.

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 (filed on May 14, 2002), June 30, 2002 (filed on August 13, 2002), and September 30, 2002 (filed on November 12, 2002).

          (c) The  information  set forth  under  the  caption  "Description  of
     Registrant's Securities to be Registered" in the Company's Registration Statement on Form S-2, Reg. No. 33-9087, dated December 16, 1986, including any amendments or reports filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement as of the date of filing such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

     Chapter 37 of the Indiana Business Corporation Law, as amended ("IBCL"), authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made parties by reason of their relationships to the corporation. Officers and directors may be indemnified where they have acted in good faith, the action taken was not against the interests of the corporation, and the action was lawful or there was no reason or cause to believe the action was unlawful. Chapter 37 to the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding.

     The Articles of Incorporation of the Company provide that the officers and directors shall be indemnified and advanced expenses to the fullest extent permitted by the IBCL.

     The  Company  maintains   standard   directors'  and  officers'   liability
insurance.

Item 7. Exemption from Registration.

     The shares issued to the Selling Shareholders were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act by the Company pursuant to the 1st Source Corporation 1982 Executive Incentive Plan. These issuances were deemed to be exempt from registration under the Securities Act pursuant to Section 4(2) as transactions that did not involve any public offering, or were deemed not to require registration under the Securities Act since such issuance did not involve the sale of such securities.

Item 8. Exhibits.

     The exhibits furnished with the Registration Statement are listed on page E-1.

Item 9. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date hereof (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided,  however,  that the  undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South Bend, State of Indiana, on December 6, 2002.

                                     1st Source Corporation


                                     By: /s/ Larry E. Lentych
                                        -------------------------------------
                                        Larry E. Lentych, Treasurer and
                                        Chief Financial Office


Each person whose signature  appears below authorizes John B. Griffith and Larry
E. Lentych, and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as either of them deems appropriate, and each such person hereby appoints John B. Griffith and Larry E. Lentych, and each of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                                       Title                             Date
---------------------------------------------------- ---------------------------------- --------------------
/s/ Christopher J. Murphy III                        Chairman of the Board,             December 6, 2002
-----------------------------                        President, Chief Executive
Christopher J. Murphy III                            Officer and a Director


/s/ Wellington D. Jones III                          Executive Vice President and a     December 6, 2002
-----------------------------                        Director
Wellington D. Jones III


/s/ John B. Griffith                                 Secretary and General Counsel      December 6, 2002
-----------------------------
John B. Griffith


/s/ Larry E. Lentych                                 Treasurer & Chief Financial        December 6, 2002
-----------------------------                        Officer (Principal Accounting
Larry E. Lentych                                     and Financial Officer)



______________________________                       Director                           December ___, 2002
Reverend E. William Beauchamp, C.S.C.


/s/ Daniel B. Fitzpatrick                            Director                           December 5, 2002
-----------------------------
Daniel B. Fitzpatrick


_____________________________                        Director                           December ___, 2002
Lawrence E. Hiler


/s/ William P. Johnson                               Director                           December 2, 2002
-----------------------------
William P. Johnson


/s/ Rex Martin                                       Director                           December 2, 2002
-----------------------------
Rex Martin


/s/ Dane A. Miller                                   Director                           December 2, 2002
-----------------------------
Dane A. Miller


/s/ Timothy K. Ozark                                 Director                           December 2, 2002
-----------------------------
Timothy K. Ozark


/s/ Richard J. Pfeil                                 Director                           December 2, 2002
-----------------------------
Richard J. Pfeil


______________________________                       Director                           December ___, 2002
Claire C. Skinner


______________________________                       Director                           December ___, 2002
Toby S. Wilt


                                  EXHIBIT LIST

Number                  Document                                        Page No.

4.1     Articles of Incorporation of 1st Source as amended
        April 30, 1996, filed as an exhibit to Form 10-K dated
        December 31, 1996, and incorporated herein by reference.

4.2 By-Laws of 1st Source, as amended April 19, 1993, and filed as an exhibit to Form 10-K dated December 31, 1993, and incorporated herein by reference.

4.3 Form of Stock Certificate, for share of 1st Source Common tock, filed as an exhibit to Registration Statement 2-40481, and incorporated herein by reference.

4.4     1st Source Corporation 1982 Executive Incentive Plan, as amended.   *

5       Opinion of Counsel with respect to the legality of the securities   *
        registered hereby.

23.1    Consent of Ernst & Young LLP.                                       *

23.2    Consent of PricewaterhouseCoopers LLP.                              *

23.3    Consent of Counsel is included in Exhibit 5.                        *

24      Power of Attorney (incorporated into signature page).

*Indicates filed herewith.